Exhibit 99.1

News Release FOR IMMEDIATE RELEASE
For Information: Quynh McGuire Vice President, Investor Relations 412 227 2049 McGuireQT@koppers.com	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

Koppers Reports Second Quarter 2025 Results;

REVISEs 2025 outlook

•
Sales of $504.8 Million vs. $563.2 Million in Prior Year Quarter
•
Net income attributable to Koppers of $16.4 Million vs. $26.8 Million in Prior Year Quarter
•
Diluted EPS of $0.81 vs. $1.25 in Prior Year Quarter
•
Adjusted EPS of $1.48 vs. $1.36 in Prior Year Quarter
•
Adjusted EBITDA of $77.1 Million vs. $77.5 Million in Prior Year Quarter
•
Year-to-date capital expenditures of $26.4 Million vs. $43.4 Million in Prior Year Period
•
Year-to-date capital expenditures, net of insurance proceeds and sale of assets, of $21.7 Million vs. $41.8 Million in Prior Year Period

PITTSBURGH, August 8, 2025 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds, today reported its second quarter of 2025 results.

	Three Months Ended June 30,
(Dollars in millions, except per share amounts)	2025	2024	Change	% Change
Net sales	$504.8	$563.2	$(58.4)	-10.4%
Net income attributable to Koppers	$16.4	$26.8	$(10.4)	-38.8%
Adjusted net income attributable to Koppers(1)	$29.9	$29.2	$0.7	2.4%
Diluted earnings per share (EPS)	$0.81	$1.25	$(0.44)	-35.2%
Adjusted earnings per share(1)	$1.48	$1.36	$0.12	8.8%
Adjusted EBITDA(1)	$77.1	$77.5	$(0.4)	-0.5%
(1)
Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

Chief Executive Officer Leroy Ball said, “I am extremely happy with our second quarter performance in every category other than top line revenue, where sluggish demand continued across all business segments. Our team’s amazing commitment to our transformation process, Catalyst, is already bearing fruit, as evidenced by our ability to offset the impact on profitability from the sales decline through various cost-saving actions. Our global employee base has declined for 14 consecutive months, representing an 11 percent drop from its high point in April 2024. The decision to exit our phthalic anhydride business has also showed early returns and contributed positively to our margins in the quarter. Finally, strong operating cash flow and lower capital expenditures enabled us to reduce debt and return capital to shareholders through share repurchases and quarterly dividends.”

Second Quarter Financial Performance

	Three Months Ended June 30,
	2025	2024	Change	% Change
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$250.4	$253.9	$(3.5)	-1.4%
Performance Chemicals	150.8	176.9	(26.1)	-14.8%
Carbon Materials and Chemicals	103.6	132.4	(28.8)	-21.8%
Total	$504.8	$563.2	$(58.4)	-10.4%
Adjusted EBITDA:
Railroad and Utility Products and Services	$31.6	$22.4	$9.2	41.1%
Performance Chemicals	28.7	44.3	(15.6)	-35.2%
Carbon Materials and Chemicals	16.8	10.8	6.0	55.6%
Total(1)	$77.1	$77.5	$(0.4)	-0.5%
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	12.6%	8.8%	3.8%	43.2%
Performance Chemicals	19.0%	25.0%	-6.0%	-24.0%
Carbon Materials and Chemicals	16.2%	8.2%	8.0%	97.6%
(1)
Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

•
RUPS net sales decreased due to lower volumes from Class I crosstie customers and lower activity in the crosstie recovery business. These decreases were partly offset by higher volumes in the commercial crosstie business, price increases and an increase in activity in the railroad bridge services business. Adjusted EBITDA increased due to $7.7 million of lower raw material, selling, general and administrative, and freight expenses as well as net sales price increases.
•
PC net sales decreased due primarily to a 15 percent volume decrease mostly in the Americas resulting from a shift in U.S. market share. Adjusted EBITDA decreased due primarily to higher raw material costs and lower sales volumes, partly offset by lower selling, general and administrative expenses of $2.2 million, lower operating costs, and higher royalty income.
•
CMC net sales decreased mainly due to volume decreases of phthalic anhydride of $20.4 million as the company discontinued production and $11.0 million in lower volumes for carbon black feedstock as well as lower sales prices for carbon pitch, where prices were down approximately six percent globally. The reduced carbon pitch prices were driven by market dynamics, particularly in Australasia. These decreases were partly offset by volume increases for refined tar, naphthalene and creosote. Foreign currency changes compared to the prior year period from international markets had a $1.8 million favorable impact on sales in the current year period. Adjusted EBITDA increased due to $11.5 million of lower raw material, selling, general and administrative, and operating expenses, particularly in North America, along with a favorable sales mix, partly offset by price decreases and lower utilization from discontinuing phthalic anhydride production.
•
Operating cash flow for the six months ended June 30, 2025 was $27.8 million, compared with $14.9 million in the prior year quarter. In the first quarter of 2025, the company paid $13.9 million related to the termination of its largest U.S. qualified pension plan.

2025 Outlook

After considering the current competitive environment, global economic conditions, as well as the ongoing uncertainty associated with geopolitical and supply chain challenges, Koppers is revising its sales forecast to be approximately $1.9 billion to $2.0 billion, compared with $2.0 billion to $2.2 billion previously. Accordingly, Koppers is reducing its 2025 financial forecast for adjusted EBITDA to be approximately $250 million to $270 million and adjusted EPS of approximately $4.00 to $4.60 per share, while maintaining its operating cash flow projection of $150 million. Although the company expects to realize significant benefit in 2025 from its cost reduction initiatives, current market conditions are reflecting a continued reduction in demand.

	2025 Forecast	2024 Actual
Net sales	$1.9 - $2.0 billion	$2.09 billion
Adjusted EBITDA	$250 - $270 million	$261.6 million
Effective tax rate	30%	26%
Adjusted EPS	$4.00 - $4.60	$4.11
Operating cash flow	$150 million	$119.4 million
Capital expenditures	$52 - $58 million	$77.4 million

The forecasted operating cash flow includes any impact from planned pension terminations and other special items. The company completed the termination of its largest U.S. qualified pension plan in February 2025, which required additional funding of $1.6 million in 2024 and $13.9 million in 2025.

Commenting on the revised forecast, Mr. Ball said, “With the second quarter under our belt and no expectation of demand improvement in most of our end markets for the back half of this year, we are adjusting our full-year guidance accordingly. Achieving the revised guidance would represent an increase of approximately 5 percent in adjusted EPS, at the midpoint, over 2024 and one of our higher adjusted EBITDA margin levels. We remain confident in our original operating cash flow forecast and revised our capital spending targets lower to reflect no near-term needs for major projects. We plan to use the majority of the free cash flow generated over the back half of this year to reduce borrowings.

“The Catalyst transformation process, which we initiated at the beginning of this year, has already uncovered significant opportunity that suggests a consolidated sustainable mid to high teens adjusted EBITDA margin is achievable in the next two to three years. As volumes recover across our end markets, we expect an outsized impact on profitability and cash flow from Catalyst, reaping the benefits of a leaner organization with better tools and technology that position us as a supplier of choice.”

Koppers does not provide reconciliations of guidance for adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS to comparable GAAP measures, in reliance on the unreasonable efforts exception. Koppers is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include, but are not limited to, restructuring and impairment charges, acquisition-related costs, mark-to-market commodity hedging, and LIFO adjustments that are difficult to forecast for a GAAP estimate and may be significant. Forward-looking statements, including the guidance above, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those set forth above. Please see the “Safe Harbor Statement” below for more information.

Investor Conference Call and Webcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s results for the second quarter of 2025. Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast toll free by dialing 833-366-1128 in the United States and Canada, or 412-902-6774 for international, Conference ID number 10196734. Participants are requested to access the call at least five minutes before the scheduled start time to complete a brief registration. The conference call will be broadcast live on www.koppers.com and can also be accessed here.

An audio replay will be available approximately two hours after the completion of the call at 877-344-7529 for U.S. toll free, 855-669-9658 for Canada toll free, or 412-317-0088 for international, using replay access code 1226091. The recording will be available for replay through November 8, 2025.

###

About Koppers

Koppers (NYSE: KOP) is an integrated global provider of essential treated wood products, wood preservation technologies and carbon compounds. Our team of 2,000 employees create, protect and preserve key elements of our global infrastructure – including railroad crossties, utility poles, outdoor wooden structures, and production feedstocks for steel, aluminum and construction materials, among others – applying decades of industry-leading expertise while constantly innovating to anticipate the needs of tomorrow. Together we are providing safe and sustainable solutions to enable rail transportation, keep power flowing, and create spaces of enjoyment for people everywhere. Protecting What Matters, Preserving The Future. Learn more at Koppers.com.

Inquiries from the media should be directed to Ms. Jessica Franklin Black at BlackJF@koppers.com or 412-227-2025. Inquiries from the investment community should be directed to Ms. Quynh McGuire at McGuireQT@koppers.com or 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Koppers believes that adjusted EBITDA, adjusted net income attributable to Koppers, and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods. The exclusion of certain items permits evaluation and a comparison between periods of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance. In addition, the Board of Directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plans and for certain performance share units granted to management.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure. Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income to Adjusted EBITDA and Unaudited Reconciliations of Net Income Attributable to Koppers to Adjusted Net Income Attributable to Koppers and Diluted Earnings Per Share and Adjusted Earnings Per Share.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties.

All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding future dividends, expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, cost reduction efforts, product introductions or expansions, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper; the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins; the successful implementation of multi-year cost mitigation programs; the extent of the dependence of certain of our businesses on certain market sectors and customers; economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; unexpected business disruptions; potential delays in timing or changes to expected benefits from cost reduction efforts; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations; disruptions and inefficiencies in the supply chain; changes in laws; the impact of environmental laws and regulations and compliance therewith; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

KOPPERS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in millions, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales	$504.8	$563.2	$961.3	$1,060.8
Cost of sales	390.6	441.6	741.3	843.0
Depreciation and amortization	18.0	18.2	36.0	34.3
Selling, general and administrative	39.5	45.9	80.6	91.4
Impairment and restructuring	17.6	0.0	37.6	0.0
(Gain) on sale of assets	0.0	0.0	(0.3)	0.0
Operating profit	39.1	57.5	66.1	92.1
Other income, net	2.1	0.1	3.5	0.0
Interest expense	17.3	20.6	33.9	37.7
Loss on pension settlement	0.0	0.0	29.0	0.0
Income before income taxes	23.9	37.0	6.7	54.4
Income tax provision	7.5	10.2	4.2	14.6
Net income	16.4	26.8	2.5	39.8
Net income attributable to noncontrolling interests	0.0	0.0	0.0	0.0
Net income attributable to Koppers	$16.4	$26.8	$2.5	$39.8
Earnings per common share attributable to Koppers common shareholders:
Basic	$0.83	$1.29	$0.13	$1.90
Diluted	$0.81	$1.25	$0.12	$1.83
Weighted average shares outstanding (in thousands):
Basic	19,883	20,901	20,123	20,983
Diluted	20,235	21,559	20,456	21,709

KOPPERS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$38.4	$43.9
Accounts receivable, net of allowance of $7.0 and $6.9	211.7	191.8
Inventories, net	405.4	404.6
Derivative contracts	8.2	1.5
Other current assets	44.3	38.8
Total current assets	708.0	680.6
Property, plant and equipment, net of accumulated depreciation of $458.2 and $494.4	654.5	660.8
Goodwill	319.0	317.1
Intangible assets, net	111.5	119.0
Operating lease right-of-use assets	101.3	89.8
Deferred tax assets	8.4	8.4
Other assets	28.1	14.5
Total assets	$1,930.8	$1,890.2
Liabilities
Accounts payable	$168.7	$179.1
Accrued liabilities	72.0	115.1
Current operating lease liabilities	26.7	26.7
Current maturities of long-term debt	4.9	4.9
Total current liabilities	272.3	325.8
Long-term debt	962.9	925.9
Operating lease liabilities	75.0	64.4
Accrued postretirement benefits	13.1	14.9
Deferred tax liabilities	36.2	25.9
Other long-term liabilities	44.2	44.3
Total liabilities	1,403.7	1,401.2
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 26,158,485 and 25,761,084 shares issued	0.3	0.3
Additional paid-in capital	326.1	317.2
Retained earnings	489.3	490.3
Accumulated other comprehensive loss	(61.2)	(120.6)
Treasury stock, at cost, 6,445,702 and 5,480,230 shares	(227.7)	(198.5)
Total Koppers shareholders’ equity	526.8	488.7
Noncontrolling interests	0.3	0.3
Total equity	527.1	489.0
Total liabilities and equity	$1,930.8	$1,890.2

KOPPERS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

	Six Months Ended
	June 30,
	2025	2024
Cash provided by (used in) operating activities:
Net income	$2.5	$39.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.0	34.3
Depreciation in impairment and restructuring	18.0	0.0
Stock-based compensation	8.3	10.9
Change in derivative contracts	(9.8)	(3.0)
Non-cash interest expense	1.9	1.6
(Gain) on sale of assets	(1.0)	(0.1)
Insurance proceeds	(2.2)	(1.0)
Deferred income taxes	1.0	0.5
Pension settlement	29.0	0.0
Change in other liabilities	3.0	(5.6)
Other - net	(3.8)	0.8
Changes in working capital:
Accounts receivable	(14.1)	(20.7)
Inventories	9.5	3.1
Accounts payable	(13.3)	(17.1)
Accrued liabilities	(34.3)	(25.0)
Other working capital	(2.9)	(3.6)
Net cash provided by operating activities	27.8	14.9
Cash (used in) provided by investing activities:
Capital expenditures	(26.4)	(43.4)
Acquisitions	0.0	(99.8)
Insurance proceeds	2.2	1.0
Sale of assets	2.5	0.6
Divestiture of KCCC	(7.6)	0.0
Other investing activities	(10.0)	0.0
Net cash used in investing activities	(39.3)	(141.6)
Cash provided by (used in) financing activities:
Borrowings of credit facility	271.5	475.7
Repayments of credit facility	(231.8)	(421.9)
Borrowings of long-term debt	0.0	100.0
Repayments of long-term debt	(2.5)	(3.2)
Issuances of Common Stock	0.6	4.1
Repurchases of Common Stock	(29.2)	(39.1)
Payment of debt issuance costs	(2.1)	(0.9)
Dividends paid	(3.2)	(3.1)
Net cash provided by financing activities	3.3	111.6
Effect of exchange rate changes on cash	2.7	(2.5)
Net decrease in cash and cash equivalents	(5.5)	(17.6)
Cash and cash equivalents at beginning of period	43.9	66.5
Cash and cash equivalents at end of period	$38.4	$48.9

UNAUDITED SEGMENT INFORMATION

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales:
Railroad and Utility Products and Services	$250.4	$253.9	$485.4	$479.0
Performance Chemicals	150.8	176.9	271.7	327.0
Carbon Materials and Chemicals	103.6	132.4	204.2	254.8
Total	$504.8	$563.2	$961.3	$1,060.8
Adjusted EBITDA:
Railroad and Utility Products and Services	$31.6	$22.4	$57.1	$40.1
Performance Chemicals	28.7	44.3	48.8	74.1
Carbon Materials and Chemicals	16.8	10.8	26.7	14.8
Total(1)	$77.1	$77.5	$132.6	$129.0
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	12.6%	8.8%	11.8%	8.4%
Performance Chemicals	19.0%	25.0%	18.0%	22.7%
Carbon Materials and Chemicals	16.2%	8.2%	13.1%	5.8%

(1)
The table below describes the adjustments to arrive at adjusted EBITDA.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Dollars in millions)

	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2025	2024	2025	2024	2024
Net income	$16.4	$26.8	$2.5	$39.8	$48.6
Interest expense	17.3	20.6	33.9	37.7	76.2
Depreciation and amortization	18.0	18.2	36.0	34.3	67.5
Income tax provision	7.5	10.2	4.2	14.6	20.7
Sub-total	59.2	75.8	76.6	126.4	213.0
Adjustments to arrive at adjusted EBITDA:
LIFO (benefit) expense(1)	(0.7)	1.5	(2.5)	4.1	6.1
Impairment, restructuring and plant closure costs	17.6	0.0	37.6	0.0	17.3
(Gain) loss on sale of assets	0.0	0.0	(0.3)	0.0	10.7
Mark-to-market commodity hedging (gains) losses	(0.7)	(1.3)	(9.8)	(3.0)	7.9
Acquisition inventory step-up amortization	0.0	1.5	0.0	1.5	2.3
Amortization of cloud-based software implementation costs	0.5	0.0	0.8	0.0	0.3
Pension settlement and expense	1.2	0.0	30.2	0.0	4.0
Total adjustments	17.9	1.7	56.0	2.6	48.6
Adjusted EBITDA	$77.1	$77.5	$132.6	$129.0	$261.6

(1)
The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on a FIFO inventory basis.

UNAUDITED RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO KOPPERS TO

ADJUSTED NET INCOME ATTRIBUTABLE TO KOPPERS AND

DILUTED EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

(Dollars in millions, except share and per share amounts)

	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2025	2024	2025	2024	2024
Net income attributable to Koppers	$16.4	$26.8	$2.5	$39.8	$52.4
Adjustments to arrive at adjusted net income:
LIFO (benefit) expense(1)	(0.7)	1.5	(2.5)	4.1	6.1
Impairment, restructuring and plant closure costs	17.6	1.5	37.6	1.5	17.3
(Gain) loss on sale of assets	0.0	0.0	(0.3)	0.0	10.7
Mark-to-market commodity hedging (gains) losses	(0.7)	(1.3)	(9.8)	(3.0)	7.9
Acquisition inventory step-up amortization	0.0	1.5	0.0	1.5	2.3
Amortization of cloud-based software implementation costs	0.5	0.0	0.8	0.0	0.3
Pension settlement and expense	1.2	0.0	30.2	0.0	4.0
Total adjustments	17.9	3.2	56.0	4.1	48.6
Adjustments to income tax and noncontrolling interests:
Income tax on adjustments to pre-tax income	(4.4)	(0.8)	(14.0)	(1.1)	(9.6)
Noncontrolling interest	0.0	0.0	0.0	0.0	(3.9)
Effect on adjusted net income	13.5	2.4	42.0	3.0	35.1
Adjusted net income attributable to Koppers	$29.9	$29.2	$44.5	$42.8	$87.5
Diluted weighted average common shares outstanding (in thousands)	20,235	21,559	20,456	21,709	21,291
Diluted earnings per share	$0.81	$1.25	$0.12	$1.83	$2.46
Adjusted earnings per share	$1.48	$1.36	$2.18	$1.97	$4.11

(1)
The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on a FIFO inventory basis.